January 23, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:     CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV
        Commission File No. 0-15962
        Form 8-K

Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K dated January 23, 1995.

Thank you.

Very truly yours,

CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV

BY:     JMB Realty Corporation
        (Corporate General Partner)




        By:  C. SCOTT NELSON
             ________________________________
             C. Scott Nelson, Vice President
             Director of Partnership
             Financial Reporting



CSN:sf

Enclosures



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  January 10, 1995




                 CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




     Illinois                       0-15962                    36-3256340
- -------------------             --------------            --------------------
(State or other)                  (Commission             (IRS Employer
 Jurisdiction of                 File Number)              Identification No.)
 Organization



             900 N. Michigan Avenue, Chicago, Illinois  60611-1575
             -----------------------------------------------------
                    (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
      -------------------------------------------------------------------

                    BRITTANY DOWNS APARTMENTS PHASE I & II

                              Thornton, Colorado
                   ----------------------------------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On January 10, 1995, Carlyle Real Estate Limited Partnership-XIV (the "Partnership") sold the land and related improvements known as the Brittany Downs Apartments Phase I and II (the "Property"), a 464-unit apartment complex located in Thornton, Adams County (Denver), Colorado. The Purchaser, Graoch Associates #19 Limited Partnership, a Washington limited partnership, and Graoch Associates #20 Limited Partnership, a Washington limited partnership, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations.

The sale price of the land and improvements was $18,380,000 (before selling costs and prorations), of which $2,390,974 was received in cash at closing and $14,340,000 represented the purchaser's assumption of the underlying debt (net of a payoff discount granted by the underlying lender for Brittany Downs Apartments Phase II). The sale resulted in a gain of approximately $6,900,000 and $9,000,000 for financial reporting purposes and federal income tax reporting purposes in 1995, respectively. In addition, as a result of the payoff discount granted by the underlying lender for Brittany Downs Apartments Phase II, the Partnership will recognize an additional gain on forgiveness of indebtedness of $2,500,000 and $1,060,000 for financial reporting purposes and federal income tax reporting purposes in 1995, respectively. Occupancy at the Property was approximately 95% at the date of the sale.

The Partnership Agreement provides that subject to certain conditions, the General Partners shall receive as a distribution from the sale of a real property by the Partnership up to 3% of the selling price, and that the remaining proceeds (after expenses and retained working capital) be distributed 85% to the Limited Partners and 15% to the General Partners. However, prior to such distributions being made, the Limited Partners are entitled to receive 99% of net sale or refinancing proceeds and the General Partners shall receive 1% until the Limited Partners have received (i) cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership and
(ii) cumulative cash distributions from the Partnership's operations which, when combined with the sale or refinancing proceeds previously distributed, equal a 6% annual return on the Limited Partners' average adjusted capital investment for each year (their initial capital investment reduced by sale or refinancing proceeds previously distributed) commencing with the third fiscal quarter of 1985. Since the Limited Partners have not yet received the amounts stipulated in items (i) and (ii) above, the General Partners have deferred their share of any distributions of proceeds from this sale.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
        (a)  Financial Statements.  Not applicable.
        (b)  Pro forma financial information - Narrative.
             As a result of the sale of the Property, beyond January 10, 1995, there will be no further rental income, property operating expenses, depreciation or mortgage interest expense recorded for the Property in the financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1993) were approximately $2,830,000, $1,250,000, $429,000 and $1,818,000, respectively. Rental income, property operating expenses, depreciation and mortgage interest expense for the Property were approximately $751,000, $282,000, $107,000 and $270,000, respectively, for the three months ended September 30, 1994, and $2,209,000, $895,000, $323,000 and $787,000, respectively, for the nine months ended September 30, 1994. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at September 30, 1994 consisted of land, buildings and improvements and deferred expenses (net of accumulated depreciation and amortization) of approximately $11,440,000; cash and other current assets of approximately $604,000; current portion of long-term debt (including accrued interest) of approximately $9,781,000; long-term debt (less current portion) of approximately $6,980,000 and other current liabilities of approximately $274,000. The remaining operations of the Partnership will consist primarily of the operations of the Partnership's owned investment properties, consisting of one apartment building, one shopping center, and one office building and joint ventures consisting of seven office buildings.

        (c)  Exhibits.
             1. Purchase Agreement between Carlyle Real Estate Partnership-XIV and Graoch Associates #20 Limited Partnership dated November 16, 1994.

             2. First Amendment to Purchase Agreement for Brittany Downs Apartments dated December 22, 1994 between Carlyle/Brittany Downs Associates and Graoch Associates #19 Limited Partnership and Graoch Associates #20 Limited Partnership.

             3.  Letter Agreement dated April 13, 1994 between
                 Carlyle/Brittany Associates and BEI Management, Inc. (Trustee for RTC Mortgage Trust 1992-N1).

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIV

                             BY:    JMB Realty Corporation
                                    (Corporate General Partner)



                                    By:   ________________________________
                                          C. Scott Nelson, Vice President
                                          Director of Partnership
                                          Financial Reporting













Dated:  January 23, 1995